EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Cumulative Filing annual reports on Form 10-K of Victory Energy Corporation (the “Company”) for the period ended December 31, 2012, (the “Report”), the undersigned hereby certify in their capacities as Chief Executive Officer of the Company, respectively, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2013	By:	/s/ Kenneth Hill
Kenneth Hill
President and Chief Executive Officer (principal executive officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has bee n provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.